UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 28, 2015

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(e)
On May 28, 2015, Orrstown Financial Services, Inc. (the “Registrant”) and its wholly-owned subsidiary, Orrstown Bank (the “Bank”) entered into Employment Agreements and Change in Control Agreements with certain members of its Executive Management Team, including: David P. Boyle, Executive Vice President and Chief Financial Officer; Philip E. Fague, Executive Vice President, Trust and Mortgage Officer; Benjamin W. Wallace, Executive Vice President, Operations and Technology; Robert G. Coradi, Executive Vice President, Chief Risk Officer; and Barbara E. Brobst, Executive Vice President, Chief Human Resources Officer. Copies of these agreements are attached as Exhibits 10.1 through 10.10.
Executive Employment Agreements
The Executive Employment Agreement provides for a three (3) year term commencing on May 28, 2015, at an initial annual base salary for the Executive as set forth in each agreement. Under the Employment Agreements, the Executives are eligible to receive annual incentive payments as determined by the Executive Compensation Committee of the Bank under the Registrant’s Executive Incentive Plan and equity incentive awards under the Registrant’s equity-based compensation plans, and is eligible to participate in any retirement plan, deferred compensation plan, welfare benefit plan or other benefit program in which the senior executive officers of the Bank are eligible to participate. The annual base salaries for the Executives at the time the Agreements were executed are as follows: Boyle - $299,250.12; Fague - $219,860.68; Wallace - $225,749.94; Coradi - $204,750.00; and Brobst - $166,942.88.
The Employment Agreements also provide the Executive with reimbursement of business expenses and paid vacation in accordance with Bank policies and procedures.
The Employment Agreements contain customary nondisclosure, nonsolicitation and mutual nondisparagement provisions and a six month non-competition restrictive covenant within 75 miles of Shippensburg, Pennsylvania after resignation by the Executive without “good reason” or termination of the executive by the Bank “for cause.”
The Executive Employment Agreement provides that the Registrant and Bank may terminate the Executive’s employment for “cause,” defined to mean (a) Executive shall have committed an act of personal dishonesty; (b) Executive’s willful misconduct; (c) the issuance of a final cease-and-desist order by a state or federal agency having jurisdiction over the Employer or any entity which controls the Employer to the extent such cease-and-desist order requires the termination of Executive’s employment; (d) Executive’s breach of fiduciary duty; (e) Executive’s intentional failure to perform stated duties; (f) a material breach by Executive of any provision of the Agreement; (g) Executive’s willful violation of any law, rule or regulation that constitutes a felony (other than traffic violations or similar offenses); (h) Executive shall have deliberately and intentionally refused or otherwise failed (for reasons other than incapacity due to accident or physical or mental illness) to perform an Executives’ duties to the Employer, with such refusal or failure continuing for a period of at least 30 consecutive days following the receipt by Executive of written notice from the Employer setting forth in detail the facts upon which the Employer relies in concluding that Executive has deliberately and intentionally refused or failed to perform such duties; or (i) Executive’s conduct that brings public discredit on or injures the reputation of the Employer, in the Employer’s reasonable opinion.
The Employment Agreement further provides that the Executive may resign upon (90) days prior written notice, or may terminate this employment for “good reason,” defined as (i) there has occurred a material breach of the Employer material obligations under this Agreement by the Employer; (ii) the Employer, without Executive’s prior written consent, changes or attempts to change in any material respect the authority, duties, compensation, incentive compensation, benefits or other terms or conditions of Executive’s employment, or Executive’s reporting structure, in a manner that is adverse to the Executive; or the Employer requires Executive to relocate his or her principal business location 75 miles or more from the Employer’s then current headquarters. In all cases after notice to the Bank within ninety (90) days after the initial existence of such condition and the failure of the Bank to cure the situation within thirty (30) days after notice.
The Executive Employment Agreement provides that the Registrant will indemnify the Executive to the fullest extent permitted by the By-laws of the Bank and by the laws of the Commonwealth of Pennsylvania.

The Employment Agreement provides that the Employment Period shall be extended automatically for one (1) additional year on each anniversary of the Effective Date, unless either the Employer or the Executive gives contrary written notice to the other at least sixty (60) days prior to the anniversary date. Upon giving notice of non-renewal of the Employment Period, the Employment Period shall continue for a two (2) year-period after the relevant anniversary date. Such agreements provide for the termination of the Executive's employment upon retirement at age 65 of such Executive; provided that the Registrant and the Executive may mutually agree to subsequent one year extensions of such mandatory retirement at age 65. In the event of termination upon attainment of age 65, the Executive shall receive salary continuation for a period of six-months thereafter.
The above summary of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached as Exhibits 10.1, 10.3, 10.5, 10.7 and 10.9 to this Registrant’s Current Report on Form 8-K and are incorporated herein by reference.

Change in Control Agreement
The terms and conditions of the Change in Control Agreement provide that the Registrant and the Bank are to pay to the Executive the specified amounts of cash compensation and provide the specified health and welfare benefits in the event that the Executive’s employment is terminated by the Registrant or Bank without good cause or by the Executive for good reason within ninety (90) days before or two (2) years after the occurrence of a change in control. The Change in Control Agreement defines “change in control” as: (i) Any person or group of persons acting in concert, shall have acquired ownership of more than 50 percent of the total fair market value or total voting power of the stock of Orrstown; or (ii) The composition of the Board of Directors of Orrstown shall have changed such that, during any period of 12 consecutive months during the Term of this Agreement, the majority of such Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of Orrstown, who were in office before the appointment or election; or (iii) Any person or group of persons acting in concert acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of 30 percent or more of the total voting power of the stock of Orrstown; or (iv) Any person or group of persons unrelated to Orrstown acting in concert acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of a portion of Orrstown’ s assets that has a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Orrstown before the acquisition or acquisitions, with the asset values determined without regard to any liabilities associated with such assets.
The Executive is to receive no payments under the Change in Control Agreement if the Executive’s employment is terminated during a Change in Control by the death or Disability of Executive or for Cause. In an instance of death or Disability of the Executive, however, Executive and Executive’s dependents, beneficiaries and estate shall receive any benefits payable to them under the Employment Agreement.
The Change in Control Agreements provide that upon a termination pursuant to a change in control, the Registrant and Bank are obligated to pay to the Executive cash compensation in an amount equal to 2.99 times the annual base salary, plus the highest annual cash bonus and/or other incentive compensation awarded to Executive over the past three years in which cash bonus or other incentive compensation was awarded. Payment of this cash compensation is to be made in a single lump sum within fifteen (15) days after the termination of employment after a change in control.
The Change in Control Agreement further provides that upon a termination pursuant to a change in control, the Registrant and the Bank are obligated to provide to the Executive for two (2) years of other benefits of retirement benefits, as well as life, disability, medical/health insurance and other health and welfare benefits in effect with respect to the Executive immediately prior to the termination pursuant to the change in control. The Executive, however, will continue to be responsible for the costs of such benefits to the same extent as other similarly situated active employees of the Bank and the Executive’s spouse and/or eligible dependents will continue to be covered on the same terms that they were covered prior to the termination of employment.
The Change in Control Agreement also provides that in the event the total payments and benefits to be made and provided thereunder, together with any other payments and benefits which the Executive has the right to receive from the Registrant and the Bank upon a termination pursuant to a change in control, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the Executive will be entitled to an additional “excise tax adjustment payment” in an amount such that, after the payment of all federal and state income and excise taxes, the Executive will be in the same after-tax position as if no excise tax had been imposed.
The Employment Agreement and Change in Control Agreement contain provisions intending that payments thereunder comply with the provisions of Section 409A of the Internal Revenue Code.

The above summary of the Change in Control Agreement is qualified in its entirety by reference to the full text of the Change in Control Agreements, which are attached as Exhibits 10.2, 10.4, 10.6, 10.8 and 10.10 of this Current Report on Form 8-K and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit
Number    Description

10.1    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and David Boyle

10.2    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and David Boyle

10.3    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Philip E. Fague

10.4    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Philip E. Fague

10.5    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Benjamin W. Wallace

10.6    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Benjamin W. Wallace

10.7    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Robert G. Coradi

10.8    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Robert G. Coradi

10.9    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Barbara E. Brobst

10.10    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Barbara E. Brobst

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: June 2, 2015	By:	/s/ Thomas R. Quinn, Jr.
President and Chief Executive Officer (Duly Authorized Representative)

Exhibit Index

Exhibit
Number    Description

10.1    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and David Boyle

10.2    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and David Boyle

10.3    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Philip E. Fague

10.4    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Philip E. Fague

10.5    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Benjamin W. Wallace

10.6    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Benjamin W. Wallace

10.7    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Robert G. Coradi

10.8    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Robert G. Coradi

10.9    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Barbara E. Brobst

10.10    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Barbara E. Brobst